UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 21, 2019 (May 17, 2019)

Calyxt, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Mount Ridge Road
Roseville, MN 55113-1127
(Address and zip code of principal executive offices)

(651) 683-2807
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ⊠

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CLXT	The NASDAQ Global Market

Item 5.07.          Submission of Matters to a Vote of Security Holders.

Calyxt, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2019. At the Annual Meeting, the stockholders considered two proposals, each of which is described in more detail in the Company’s proxy statement for the Annual Meeting. The final voting results for the following proposals submitted for a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1:

The stockholders elected André Choulika, Ph.D., Philippe Dumont, Jonathan B. Fassberg, Anna Ewa Kozicz-Stankiewicz, Kimberly K. Nelson, Christopher J. Neugent and Yves J. Ribeill, Ph.D. to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Vote
André Choulika	28,828,169	2,324,596	972,839
Philippe Dumont	30,343,999	808,766	972,839
Jonathan B. Fassberg	31,131,942	20,823	972,839
Anna Ewa Kozicz-Stankiewicz	30,371,387	781,378	972,839
Kimberly K. Nelson	31,111,469	41,296	972,839
Christopher J. Neugent	31,131,882	20,883	972,839
Yves J. Ribeill	31,092,124	60,641	972,839

Proposal 2:

The stockholders ratified the appointment by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Vote
32,110,064	13,097	2,443	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2019

CALYXT, INC

By:	/s/ James Blome
Name:	James Blome
Title:	Chief Executive Officer